News Release
                                  ------------

April 28, 2005                              Contact: Dennis R. Stewart, EVP/CFO
FOR IMMEDIATE RELEASE                                            (215) 579-4000

               TF Financial Corporation Reports First Quarter 2005
                         Results and Quarterly Dividend

Newtown, Pennsylvania: TF Financial Corporation (Nasdaq National Market - THRD) today reported net income of $1,476,000 ($0.52 per diluted share) for the first quarter of 2005, compared with $1,609,000 ($0.57 per diluted share) for the first quarter of 2004. The Company also announced that its Board of Directors had declared a quarterly dividend of $0.18 per share, payable May 16, 2005 to shareholders of record on May 9, 2005.

Highlights for the current quarter included:

o Interest income increased by 5% compared to the first quarter of 2004, and is up 3% compared with the fourth quarter of 2004.
o The net interest margin remains strong at 3.85%, up from 3.73% during the fourth quarter of 2004. Net interest income similarly grew by 2.4% from the fourth quarter of 2004.
o    Loans receivable grew by 9% during the quarter.
o Asset quality remains high with non-performing loans at record low levels for the Company.
o Return on assets and return on equity were a strong 0.95% and 9.93%, respectively.
o Dividends paid in the quarter were $0.18 per share, up 20% from the $0.15 per share paid during the first quarter of 2004.

Commenting on the performance of the Company, President Kent C. Lufkin noted that "the first quarter of 2005 was both rewarding and challenging for the
Company: rewarding because of the tremendous loan growth achieved during the quarter, and challenging because of the intense competition occurring in the Company's deposit markets. Although market interest rates are rising, we believe that we have positioned the Company well and look forward to continued good performance while we invest in the franchise. In fact, we look forward to opening our fifteenth office, in Northeast Philadelphia, during the second quarter of 2005."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

                            T F FINANCIAL CORPORATION
                              FINANCIAL INFORMATION
                   (dollars in thousands except per share data)


                                                                   THREE MONTHS
                                                                   ------------              INC
                                                             3/31/05          3/31/04       (DEC)
                                                             -------          -------       -----
EARNINGS SUMMARY

              Interest Income                                $ 8,097          $ 7,730         4.7%
              Interest expense                                 2,467            2,152        14.6%
              Net interest income                              5,630            5,578         0.9%
              Loan loss provision                                150              150         0.0%
              Non-interest income                                662              709        -6.6%
              Non-interest expense                             4,131            3,917         5.5%
              Income taxes                                       535              611       -12.4%
              Net income                                     $ 1,476          $ 1,609        -8.3%

PER SHARE INFORMATION

              Earnings per share, basic                       $ 0.54           $ 0.61       -11.5%
              Earnings per share, diluted                     $ 0.52           $ 0.57        -8.8%

              Dividends paid                                  $ 0.18           $ 0.15        20.0%

FINANCIAL RATIOS

              Annualized return on average assets              0.95%            1.06%       -10.4%
              Annualized return on average equity              9.93%           11.58%       -14.2%
              Efficiency ratio                                67.26%           63.83%         5.4%

AVERAGE BALANCES

              Loans                                         $446,618         $410,976         8.7%
              Mortgage-backed securities                     118,816          130,658        -9.1%
              Investment securities                           32,861           30,453         7.9%
              Other interest-earning assets                    1,135            1,570       -27.7%
              Total earning assets                           599,430          573,657         4.5%
              Non-earning assets                              33,211           35,513        -6.5%
              Total assets                                   632,641          609,170         3.9%

              Deposits                                       455,316          464,744        -2.0%
              FHLB advances                                  111,888           83,314        34.3%
              Total interest bearing liabilities             567,204          548,058         3.5%
              Non-interest bearing liabilities                 5,155            5,233        -1.5%
              Stockholders' equity                            60,282           55,879         7.9%
              Total liabilities & stockholders' equity      $632,641         $609,170         3.9%


SPREAD AND MARGIN ANALYSIS

Average yield on:
              Loans                                            5.88%             5.86%
              Mortgage-backed securities                       4.45%             4.49%
              Investment securities                            4.68%             4.33%
              Other interest-earning assets                    3.57%             0.77%
Average cost of:
              Deposits                                         1.37%             1.30%
              FHLB advances                                    3.37%             3.12%

Interest rate spread                                           3.76%             3.87%
Net interest margin                                            3.85%             3.94%

                            T F FINANCIAL CORPORATION
                              FINANCIAL INFORMATION
                   (dollars in thousands except per share data)

                                                         THREE MONTHS
                                                         ------------       INC
                                                       3/31/05  3/31/04    (DEC)
                                                       -------  -------    -----


NON-INTEREST INCOME

              Retail banking fees                        $ 640    $ 709    -9.7%
              Gain on sale of loans                       $ 22      $ -     0.0%
              Gain (loss) on sales of securities             -        -     0.0%
              Gain on sale of real estate                    -        -     0.0%


NON-INTEREST EXPENSE

              Salaries and benefits                      2,391    2,274     5.1%
              Occupancy                                    661      595    11.1%
              Deposit insurance                             17       18    -5.6%
              Professional fees                            226      206     9.7%
              Deposit intangible amortization               34       40   -15.0%
              Advertising                                  176      163     8.0%
              Other                                        626      621     0.8%


                                                        3/31/05       12/31/04
                                                        -------       --------

DEPOSIT INFORMATION

              Non-interest checking                     $34,289       $ 32,636
              Interest checking                          54,913         54,887
              Money market                               40,415         42,496
              Savings                                   176,279        182,945
              CD's                                      148,975        146,939

OTHER PERIOD ENDING INFORMATION

Per Share
              Book value (a)                            $ 22.11        $ 22.30
              Tangible book value (a)                   $ 20.47        $ 20.65
              Closing market price                      $ 28.71        $ 32.00

Balance sheet
              Loans,net                                $454,412      $ 442,195
              Cash and cash equivalents                   4,674          7,900
              Mortgage-backed securities                117,525        118,510
              Investment securities                      34,961         32,150
              Total assets                              640,511        628,966
              FHLB advances and other                   119,361        102,747
              Stockholders' equity                       60,867         61,155

ASSET QUALITY
              Non-performing loans                          727            960
              Loan loss reserves                          2,221          2,307
              Reserves to gross loans                     0.49%          0.52%
              Non-performing loans to gross loans         0.16%          0.22%
              Non-performing loans to total assets        0.11%          0.15%
              Foreclosed property                           700            700
              Foreclosed property to total assets         0.11%          0.11%
              Non-performing assets to total assets       0.22%          0.26%

OTHER STATISTICAL INFORMATION
              Shares outstanding (000's) (a)             2,753          2,742
              Number of branch offices                      14             14
              Full time equivalent employees               186            175

(a) Excludes 197,000 and 202,000 employee stock ownership plan shares at March 31, 2005 and December 31, 2004, respectively.